UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2018, RPM International Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. (collectively, “Elliott”).

Pursuant to the Cooperation Agreement, and subject to the conditions set forth therein, on June 27, 2018 the board of directors of the Company (the “Board”) expanded the size of the Board to fourteen (14) directors and appointed Kirkland Andrews to serve as a Class I member of the Board (the “Class I Designee”) and John Ballbach to serve as a Class II member of the Board (the “Class II Designee” and, together with the Class I Designee, the “Designees” and each a “Designee”). The Company also agreed that, subject to the conditions set forth therein, the Board will nominate the Class II Designee for election to the Board at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). If, prior to the Trigger Date (as defined below), a Designee resigns, refuses or is unable to serve or fulfill such Designee’s duties as director, then Elliott shall select a replacement director, subject to the consent of the Company (which consent shall not be unreasonably withheld or delayed), whom the Board reasonably determines qualifies as independent and otherwise satisfies the Board membership criteria set forth in the Company’s Corporate Governance Guidelines, Categorical Independence Standards for Directors and the Governance and Nominating Committee Charter.

Under the Cooperation Agreement, at the 2018 Annual Meeting and any annual or special meeting of the stockholders held prior to the Expiration Date (as defined below), Elliott has agreed to vote, or cause to be voted, all of the Company’s common stock that Elliott or its controlled affiliates are entitled to vote in favor of directors currently on the Board and nominated by the Company’s Board and otherwise in accordance with the Board’s recommendation on any proposal not related to an Extraordinary Transaction (as defined below), subject to certain limited exceptions.

Also under the Cooperation Agreement, the Company has agreed to propose amendments, and recommend that the Company’s stockholders vote in favor of such amendments at the 2018 Annual Meeting to the Company’s Amended and Restated Certificate of Incorporation (as may be amended from time to time, the “Certificate of Incorporation”) and the Company’s Amended and Restated By-Laws (as may be amended from time to time, the “By-Laws”), as applicable, to (i) eliminate Classes I, II and II of the Board, so that the Board will have no classification (the “Declassification Amendment”) and (ii) reduce the threshold for action taken by the Company’s stockholders to a simple majority. The Declassification Amendment will provide that beginning at the 2018 annual meeting of the Company’s stockholders and at each succeeding annual meeting of stockholders thereafter, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of the Company’s stockholders held in the year following the year of their election; and accordingly, following the annual meeting of stockholders held in 2020, the classification of the Company’s directors will terminate in its entirety.

In addition, the Company has agreed to form an Operating Improvement Committee of the Board (the “Operating Improvement Committee”), which will be comprised of not more than four voting members, including Thomas S. Gross, Robert A. Livingston and the Designees. Mr. Livingston and Mr. Andrews will serve as the co-chairs of the Operating Improvement Committee at all times prior to the Trigger Date. The Operating Improvement Committee shall include the Company’s Chief Executive Officer as a non-voting ex officio member. The Operating Improvement Committee will assist and advise the Board on issues relating to a High-Performance Plan Initiative for the Company with respect to cost-cutting initiatives, short-term and long-term balance sheet optimization plans, net working capital streamlining initiatives and initiatives regarding appropriate share repurchases (the “HPP Initiative”). The Operating Improvement Committee will adopt a charter, which will provide, among other things, that the responsibilities of the Operating Improvement Committee will include: (i) reviewing and evaluating, and making recommendations to the Board regarding, the HPP Initiative, including the timing for the implementation thereof, (ii) providing the Board with updates summarizing its progress to date, as may be requested by the Board from time to time, (iii) providing recommendations to the Compensation Committee of the Board with respect to alignment of management equity incentives, (iv) from time to time as it determines appropriate, making recommendations to the Board regarding actions to be considered in furtherance of the Operating Improvement Committee’s purpose, and (v) retaining accountants, consultants, financial advisors, lawyers and other advisors as it may determine, in its sole discretion, are necessary and appropriate. The Operating Improvement Committee will use reasonable best efforts to make an initial recommendation to the Board on the HPP Initiative as soon as practicable following its review, which the Board will consider as soon as practicable thereafter (and in any event no later than October 4, 2018). The Company will finalize and announce the launch of the HPP Initiative no later than November 30, 2018.

Pursuant to the Cooperation Agreement, Elliott is subject to certain standstill provisions (the “Standstill”) until the Expiration Date (as defined below), which prohibit Elliott from, among other things, (i) engaging in any solicitation of proxies or consents with respect to the election or removal of directors or any other matter or proposal with respect to the Company; (ii) knowingly encouraging, advising, knowingly influencing or instructing any third party or knowingly assisting any person with the respect to giving or withholding any proxy or authority to vote or dispose of Company securities; (iii) forming, joining, acting in concert, knowingly encouraging or in any way participating with others, including a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of the Company; (iv) acquiring, offering, seeking or agreeing to acquire, directly or indirectly securities of the Company resulting in Elliott having beneficial ownership of ten percent (10%) or more of the Company’s then-outstanding shares or economic exposure to fifteen percent (15%) or more of the Company’s then-outstanding shares; (v) engaging in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right that relates to or derives any significant part of its value from a decline in the market price or value of any securities of the Company if such short sale, purchase, sale or grant would result in the Investors no longer having a net long position (as defined in Rule 14e-4 under the Exchange Act) in respect of the Company’s stock; (vi) initiating, effecting, or participating, seeking, offering, proposing to effect, cause or participate in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of all or substantially all assets, sale, spinoff, splitoff or other similar separation of one or more business units, scheme of arrangement, plan of arrangement, business combination transaction, recapitalization, reorganization, liquidation, dissolution, issuance of at least fifteen percent (15%) of the Company’s equity or equity equivalent securities or other extraordinary business transaction involving the Company or any of its subsidiaries or joint ventures (an “Extraordinary Transaction”); (vii) entering into a voting trust, arrangement or agreement or subjecting any Company securities to any trust, arrangement or agreement with respect to Company securities owned by them; (viii) seeking, alone or in concert with others, representation on the Board or the removal of any member of the Board, requesting or knowingly encouraging any person to request the Company call a meeting of the stockholders, conducting or knowingly encouraging another person to conduct a referendum of stockholders of the Company or present any matter at a meeting of stockholders of the Company; (ix) making any stockholder proposal; (x) making any request for stock list materials or other books and records of the Company; (xi) making any public disclosure, communication, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or the Cooperation Agreement that is inconsistent with the provisions of the Cooperation Agreement; (xii) taking any action or making any proposal, statement or request with respect to controlling, changing or influencing the Board or management of the Company, including any plans or proposals relating to any change in the number or term of directors or the filling of any vacancies on the Board, any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company, any other material change in the Company’s management, business, corporate or governance structure, any waiver, amendment or modification to the Certificate of Incorporation or By-Laws, or to other actions by the Company that may facilitate or impede the acquisition of control of the Company by any person, causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934; (xiii) instituting, soliciting, knowingly assisting or joining any litigation or other proceeding against the Company or any of its current, former or future officers; (xiv) making any public or private request or submit any proposal, directly or indirectly, to amend or waive the terms of the Cooperation Agreement, in each case, which would reasonably be expected to require a public announcement of such request or proposal; (xv) publicly disclosing or otherwise making any public statement or announcement of any intention, purpose, plan or arrangement inconsistent with any provision of the Standstill; (xvi) entering into any negotiations, discussions, agreements or understandings with any third party to take any action with respect to any of the foregoing, or advising, facilitating, knowingly assisting, financing, knowingly encouraging or seeking to persuade any third party to take any action that Elliott is prohibited from taking pursuant to the Standstill; in each case, subject to certain limited exceptions. Each of the parties also agreed to mutual non-disparagement obligations until the Expiration Date (as defined below).

Elliott’s obligations under the Cooperation Agreement terminate on the date that is the earlier of (i) the fifth business day after written notice is delivered by Elliott to the Company of any material breach of the Cooperation Agreement that is uncured within the notice period, (ii) the 30th day prior to the last day of the Company’s advance notice period for the nomination of directors at the Company’s 2019 Annual Meeting of Stockholders and (iii) the failure of the Company to meet any of the deadlines with respect to the recommendations and announcement of the HPP Initiative set forth above (such date, the “Expiration Date”). The Company’s obligations under the Cooperation Agreement terminate on the date that is the earlier of (i) the fifth business day after written notice is delivered by the Company to Elliott of any material breach of the Cooperation Agreement that is uncured within the notice period and (ii) the 30th day prior to the last day of the time period, established pursuant to the By-Laws, for stockholders to deliver notice to the Company of director nominations to be brought before the Company’s 2019 Annual Meeting of Stockholders (such date, the “Trigger Date”).

The foregoing description of terms and conditions of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kirkland Andrews and John Ballbach to the Board of Directors

On June 27, 2018, the Board appointed Kirkland Andrews to serve as a Class I director of the Board and John Ballbach to serve as a Class II director of the Board in accordance with the terms of the Cooperation Agreement, as described in Item 1.01 hereof, and filed as Exhibit 10.1 hereto.

Other than as described in Item 1.01 hereof, (i) there are no arrangements or understandings between Mr. Andrews and any other person pursuant to which he was appointed as a director, and (ii) there are no arrangements or understandings between Mr. Ballbach and any other person pursuant to which he was appointed as a director. Following the appointment of the Designees to the Board, the size of the Board is fourteen (14) directors.

Mr. Ballbach served as an Operating Advisor with Clayton, Dubilier & Rice (“Clayton”), a private equity investment firm, from June 2014 to 2017. In connection with his role as an Operating Advisor at Clayton, Mr. Ballbach served as Chairman and director for Solenis, LLC, a specialty chemicals manufacturer, which is a portfolio company of Clayton. Mr. Ballbach served as Chairman of VWR International, LLC, a leading global laboratory supply and distribution company, from 2007 to 2012, and he was President and Chief Executive Officer from 2005 to 2012. Mr. Ballbach served as an independent director at Valspar from 2012 until the company’s sale to Sherwin-Williams in 2017. In addition, he is a former corporate officer of Valspar, having served as President and Chief Operating Officer from 2002 to 2004 and in various senior management positions since 1990. Mr. Ballbach also served as a director and member of the audit committee of The Timken Company, a publicly traded global manufacturer of bearings and related components, until mid-2014. He also previously served as a Director of Celanese Corp, a producer of specialty materials and chemical products.

Mr. Andrews has served as Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (“NRG”) since September 2011. Mr. Andrews is a director of NRG Yield, Inc., and he also served as Executive Vice President, Chief Financial Officer of NRG Yield, Inc. from December 2012 to November 2016. Prior to joining NRG, he served as Managing Director and Co-Head Investment Banking, Power and Utilities–Americas at Deutsche Bank Securities from June 2009 to September 2011. Prior to this, he served in several capacities at Citigroup Global Markets Inc., including Managing Director, Group Head, North American Power Investment Banking from November 2007 to June 2009, and Managing Director and Head of Power M&A from July 2005 to November 2007. In his banking career, Mr. Andrews led numerous strategic, debt, equity and commodities transactions, including multiple advisory roles for NRG.

Each Designee’s compensation for service as a director will be consistent with that of the Company’s other directors who are not employees or consultants of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 24, 2017 under the caption “Director Compensation,” which portion of such proxy statement is incorporated herein by reference.

In connection with their appointments as a director, the Company will enter into indemnification agreements with Messrs. Andrews and Ballbach effective as of June 27, 2018. The indemnification agreements are the same as the indemnification agreements the Company has entered into with each of its directors and executive officers. The indemnification agreement requires the Company to indemnify each director to the fullest extent permitted by law against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred in the defense or settlement of any civil, criminal, administrative or investigative action brought against the director by reason of his relationship with the Company, including third-party claims and proceedings brought by or in the right of the Company, subject to certain exceptions. The rights provided to Messrs. Andrews and Ballbach under the indemnification agreements are in addition to any other rights they may be entitled to under the Certificate of Incorporation or By-laws, the General Corporation Law of the State of Delaware or otherwise. The description of the indemnification agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement. The form of indemnification agreement between the Company and each of its directors and executive officers was filed as Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 and is incorporated herein by reference.

There have been no transactions involving the Company or any of its subsidiaries in which Mr. Andrews or Mr. Ballbach have or will have a direct or indirect material interest that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On June 28, 2018, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement, the increase in the size of the Board to fourteen (14) directors and the appointment of Kirkland Andrews and John Ballbach. A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Cooperation Agreement, dated as of June 27, 2018, by and among RPM International Inc., Elliott Associates, L.P., Elliott International, L.P., and Elliott International Capital Advisors Inc.

99.1	Press Release, dated June 28, 2018, announcing the appointment of Kirkland Andrews and John Ballbach to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)
Date: June 28, 2018
/s/ Edward W. Moore
Edward W. Moore Senior Vice President, General Counsel and Chief Compliance Officer